MASTERPIECE TECHNOLOGY GROUP, INC.
                         BALANCE SHEETS

                             ASSETS

                                                                            (Unaudited)
                                                                           September 30,                  March 31,
                                                                                  2000                               2000
                                                                        --------------------             --------------------
Current Assets
  Accounts Receivable                                    $         292,075               $        447,491
  Other Current Assets                                               775,108                         303,531
                                                                        --------------------             --------------------
    Total Current Assets                                           1,067,183                        751,022
                                                                        --------------------             --------------------
Property and Equipment
  Building and Improvements                                     257,786                        257,786
  Equipment, Furniture and Fixtures                          834,787                       834,787
                                                                        --------------------             --------------------
                                                                                1,092,573                    1,092,573
  Less Accumulated Depreciation                              741,023                       680,368
                                                                        --------------------             --------------------
    Total Property and Equipment                               351,550                      412,205
                                                                        --------------------             --------------------
Other Assets
  Capitalized Software Cost                                     6,113,680                  6,532,125
  Deposits and Other Assets                                          27,183                      29,774
                                                                        --------------------             --------------------
    Total Other Assets                                               6,140,863                  6,561,899
                                                                        --------------------             --------------------
    Total Assets                                                $       7,559,596              $  7,725,126
                                                                        ============            ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Bank Overdraft                                             $           58,099                $      72,720
  Current Portion of Mortgage Note                              1,131                          1,131
  Notes Payable - Banks                                         1,421,955                   1,491,428
  Notes Payable - Officers and Related Parties         136,376                   1,402,375
  Notes Payable - Others                                        1,043,311                   1,247,171
  Capital Lease Obligations - Current                         39,938                        49,048
  Accounts Payable                                                1,080,237                   1,096,824
  Accrued Expenses                                                  654,606                   1,153,610
                                                                        --------------------             --------------------
    Total Current Liabilities                                   4,435,653                     6,514,307
                                                                        --------------------             --------------------
Long-Term Liabilities
  Mortgage Payable - Bank (Less Current Portion) 150,550                        150,550
  Capital Lease Obligations (Less Current Portion)   34,342                         35,842
                                                                        --------------------             --------------------
    Total Long-Term Liabilities                                184,892                       186,392
                                                                        --------------------             --------------------
Stockholders' Equity
  Common Stock, No Par Value; 50,000,000 Shares
   Authorized 14,237,758 and 5,672,416, Issued
   and Outstanding as of September 30, 2000           14,237                            5,672
   and March 31, 2000, respectively
  Paid-in Capital                                                 12,104,952                     7,698,043
  Accumulated Deficit                                        (9,180,138)                   (6,679,288)
                                                                        --------------------             --------------------
    Total Stockholders' Equity                              2,939,051                      1,024,427
                                                                        --------------------             --------------------
    Total Liabilities and Stockholders' Equity  $  7,559,596                   $ 7,725,126
                                                                        ============             ============

               MASTERPIECE TECHNOLOGY GROUP, INC.

                      STATEMENTS OF INCOME

                                                             (Unaudited)                             (Unaudited)
                                           Three Months Ended Sept. 30,      Six Months Ended Sept. 30,
                                            ------------------------------------       ---------------------------------
                                               2000                       1999              2000                    1999
                                            ----------------        --------------       ----------------        --------------
Sales                                    $     255,853         $              -        $     594,628        $                -
Cost of Sales                                  2,100                45,517                  7,247                 67,119
                                            ----------------        --------------       ----------------        --------------
    Gross Profit                            253,753              (45,517)             587,381                (67,119)
                                            ----------------        --------------       ----------------        --------------
Administrative Expenses
  Payroll, Fees, Taxes and       1,368,052              413,037          1,671,329                582,288
        Related Benefits
  Rent                                           19,966                         -                38,456                           -
  Interest Expense                             361                         -                 3,378                           -
  Professional Fees                    353,647                         -             797,772                           -
  Depreciation                             30,327                         -               63,962                            -
  Amortization                          311,533                         -              432,166                           -
  Utilities and Telephone            30,008                         -                74,705                           -
  Travel and Entertainment         15,990                         -                47,278                          -
  Other                                         22,501                         -                51,322                          -
                                            ----------------        --------------       ----------------        --------------
    Total Administrative
       Expenses                         2,152,385              413,037          3,180,368               582,288
                                            ----------------        --------------       ----------------        --------------
    Loss from Operations      (1,898,632)            (458,554)       (2,592,987)             (649,407)
Other Income and (Expenses)    52,517                          -               52,860                           -
                                            ----------------        --------------       ----------------        --------------
    Loss Before Taxes           (1,846,115)            (458,554)       (2,540,127)              (649,407)
Income Taxes                                     -                           -                        -                           -
                                            ----------------        --------------       ----------------        --------------
    Net Loss                          $(1,846,115)        $  (458,554)      $  (2,540,127)      $   (649,407)
                                            ==========       =========     ==========       =========
    Net Loss Per Share          $        (0.14)        $         (0.01)      $          (0.25)       $        (0.02)
                                            ==========       =========     ==========       =========

MASTERPIECE TECHNOLOGY GROUP, INC.

STATEMENTS OF CASH FLOWS

                                                                            (Unaudited)              (Unaudited)
                                                                          Three Months             Six Months
                                                                         Ended Sept. 30,         Ended Sept. 30,
                                                                                 2000                          2000
                                                                        ---------------------        -------------------
Cash Flows From Operating Activities
  Net Loss                                                      $         (1,846,115)       $     (2,540,127)
  Reconciliation of Net Loss with
    Cash Flows from Operations
      Depreciation                                                             30,327                      63,962
      Amortization                                                          311,533                    432,166
      Stock Issued for Services                                    2,018,466                 4,470,997
      Changes In
        Accounts Receivable                                            (63,257)                   155,416
        Other Current Assets                                          (536,351)                  (471,577)
        Deposits and Other Assets                                       1,264                        2,591
        Accounts Payable                                                   (6,721)                    (16,587)
        Accrued Expenses                                                    3,222                   (499,004)
                                                                        ---------------------        -------------------
      Cash Provided (Used) by Operations                     (87,632)                1,597,837
                                                                        ---------------------        -------------------
Cash Flows From Investing Activities
  Capitalized Software Costs                                          (8,839)                     (8,839)
                                                                        ---------------------        -------------------
    Cash Used by Investing Activities                             (8,839)                     (8,839)
                                                                        ---------------------        -------------------
Cash Flows From Financing Activities
  Increase (Decrease) in Bank Overdraft                       22,875                     (14,621)
  Increase (Decrease) in Notes Payable                         75,096                (1,563,767)
  Payments on Capital Lease Obligations                      (1,500)                    (10,610)
                                                                        ---------------------        -------------------
    Cash Provided by Financing Activities                    96,471                (1,588,998)
                                                                        ---------------------        -------------------
    Net Change in Cash                                                           -                                 -
Beginning Cash Balance                                                       -                                 -
                                                                        ---------------------        -------------------
    Ending Cash Balance                                 $                     -            $                   -